                             PARTICIPATION AGREEMENT
                             -----------------------

This  AGREEMENT dated this   4 day of July 2001, between   Olympic Resources Ltd
                            ---                           ----------------------
(Arizona  (the  "Corporation")  and   Elvira  Stinghi  (the  "Participant").
--------                             -----------------

WHEREAS:

1. The Participant desires to participate with the Corporation in the development of oil and gas properties in Fresno County the State of California;

2. The Corporation has agreed to the participation, and will manage the interests of the Participant earned under this agreement.

IN CONSIDERATION of the premises and covenants contained in this agreement, the parties agree as follows:

1.     Interpretation

(1) In this agreement, terms defined in the Operating Agreement, and not otherwise defined, shall have the meanings ascribed and are incorporated by reference and, in addition, the following defined terms shall be applicable:

(a) "Accounting Procedure" means the Copas 1984 onshore Accounting procedure attached to the Operating Agreement.

(b) "Operations" means all operations conducted by the Corporation on the Program Lands, including conducting, where appropriate: delineation by seismic; acquisition by farmin or otherwise of Program Lands; drilling, testing, completing, equipping or abandoning Prospects; the installation of processing facilities; and the production and marketing of petroleum substances;

(c) "Operating Agreement" means the 1982 American Association of Petroleum Landmen Operating Agreement with the elections as attached hereto as Schedule "A".

(d) "Participating Interest" means an undivided 12.5% of a Prospect Working Interest;

(e) "Program" means the drilling program to be conducted by the Corporation and the Participant on the Program Lands;

(f) "Program Land" means all of the oil and gas properties now owned or acquired by the Corporation and which are located in the State of California;


                                                                      DP   ES

(g) "Program Period" means the period commencing on the date of this agreement and continuing until the earliest of:
     (i) the date on which the Participant has elected either directly or indirectly to terminate the Program, or
     (ii) the date the Corporation ceases to hold on interest in the Program Lands.

(h) "Prospect" means a geological prospect delineated as to prospective horizons and geographic boundaries conceived and developed by the Corporation or its agents, and representing the lands to be earned or acquired by the Corporation under its agreements with third parties;

(i)  "Prospect  Lands"  means  the  lands  within  the  Prospect;

(j) "Prospect Acquisition Costs" means the Corporation's cost of lease acquisition and all lease rentals of a Prospect incurred or attributable to the period before the commencement of drilling on a Prospect;

(k)  "Prospect  Well"  means  the  well  which  is  to be drilled on a Prospect;

(l) "Prospect Working Interest" means the working interest in the Prospect Lands to be acquired by the Corporation pursuant to the terms of agreements with third parties, before reduction by joint venture, participation or farmout arrangements between the Corporation and third parties, except where the Participant has consented to the reduction of its participation by the arrangements by operation of the Operating Agreement.

(2) The headings in this agreement are inserted for convenience of reference only and shall not affect the meaning or construction of this agreement.

(3) Nothing shall be construed as creating a partnership of any kind or as imposing on any party to this agreement any partnership duty, obligation or liability to any other party.

2.     Participation

(1) The Corporation has agreed that the Participant is entitled to participate in conducting the Program contemplated by this agreement.

(2) The Corporation agrees to make available to the Participant during the Program Period opportunities to earn a Participating Interest in the Program Lands. The Corporation will provide to the Participant or a representative of the Participant the following information with respect to each Prospect to each Prospect Well proposed by the Corporation for the Program:

     (a) a description of the Prospect and the location and target depth of the Prospect Well;

     (b)  the  lands  to  be  earned  by  the  drilling  of  the  Prospect Well;

     (c) the royalties, net profit interest or other charges applicable to the Prospect Lands;

     (d)  the  estimated  cost  of  any  geophysical  work  contemplated;  and

     (e) the estimated Prospect Acquisition Costs, drilling costs, completion costs and equipping costs of the Prospect Well.

     With the consent of the Participant, the Corporation may provide to the Participant only a portion of the information described above for a particular Prospect.

(3) The Participant agrees that it will be make available, and the Corporation agrees that it will make available, for the Program their respective shares of the costs associated with any Prospect on the terms and conditions contained in this agreement.

3.     Participating  interests  and  costs

(1) The Participant shall pay his Participating Interest share of all Prospect Acquisition Costs, third party exploration costs, drilling costs, completion costs and equipping costs relating to all Prospect Wells and the Corporation shall, either itself or through third parties, pay all remaining costs of Prospect Wells.

(2) The Corporation shall be entitled to make monthly calls for cash advances from the Participant:

     (a) for the Participant's share of expenditures anticipated to be incurred in the coming month; and
     (b) for any excess of the Participant's share of actual expenditures incurred on behalf of the Participant with respect to the Prospect over amounts previously advanced by the Participant with respect to the Prospect pursuant to previous calls by the Corporation under this paragraph.

(3) Cash advances requested by the Corporation from the Participant pursuant to paragraph 3(2) shall be due and payable within 48 hours of making the request.

(4) On payment of the costs for a Prospect specified in paragraph 3(2), the Participant shall have earned the Participating Interest in the Prospect Working Interest in the Prospect.

4.     Representations

(1)  The  Corporation  represents  and  warrants  to  the  Participant:

     (a) that it is a body corporate duly organized and validly existing under the laws of the State of Arizona that it is registered to carry on business in the State of California and that it will register and maintain registration to carry on business in all other States where registration becomes necessary to conduct the Program;

     (c) that it has all requisite power and authority to carry on its business as presently conducted, to enter into this agreement, and to perform its obligations under this agreement;

     (d) that the consummation of the transactions contemplated by this agreement will not violate, nor be in conflict with, any material provisions of its articles, by-laws or governing documents, or any material provision of any agreement or instrument to which it is a party or is bound;

     (e) that the execution, delivery and performance of this agreement and transactions contemplated by it have been duly and validly authorized by all requisite action, corporate and otherwise, on its part; and

     (f) that this agreement and all documents and instruments required under it to be executed and delivered by it shall constitute legal, valid and binding obligations of it enforceable in accordance with their terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws, as well as statues of general application limiting contractual rights and equitable limitations on the availability of remedies.

(2) The Corporation agrees to use its best efforts to convey legal title to the Participant in the Prospect Lands in accordance with its Participating Interest. If the assignment of any Prospect Working Interest is not possible, the Corporation agrees that the interest shall be held in trust for each Participant in accordance with its Participating Interest, and the Corporation shall deliver a declaration of trust evidencing the same.

5.     Covenants  of  the  Participant

The Participant agrees to provide to the Corporation the Participant's share of the costs associated with a Prospect or Prospects calculated in accordance with the Cost Summary attached as Schedule "B".

6.     Operations  on  Program  Lands

(1) The management and supervision of Operations on Program Lands is entrusted to and undertaken by the Corporation. The Corporation shall act in good faith and shall conduct all Operations in a good and workmanlike manner, in accordance with good oilfield practice. In carrying out the responsibilities, the Corporation shall provide either directly or through designated agents the following services:

     (a) review on behalf of the Participant all reports tendered by any third party operator, and provide any required expertise on behalf of the Participant to facilitate the proper conduct of operations in respect thereof;

     (b) keep and maintain at all times true and accurate books, records and accounts in which shall be contained full and complete particulars of all operations, receipts and disbursements relating to the Program Lands;

     (c) arrange for and negotiate, as agent for each Participant, all contracts with third parties for the proper management of the Program Lands and endeavor to ensure that all necessary governmental licenses, permits and approvals for work and projects in respect of the Program Lands are obtained;

     (d) maintain custody of and administer all the land records and documents for the Program Lands, including timely payment of rentals and royalties, the setting up and maintaining of document and correspondence files, land files and rental records, and generally supply all services provided by the lease and land records department of an oil company;

     (e) provide supervision of all petroleum engineering and geological services, including the supervision of all surface and sub-surface geological and geophysical examinations conducted in respect of the Program Lands and of all drilling operations conducted on the lands and the examination, analysis and evaluation of engineering and geological data accumulated in the course of operation of the Program Lands;

     (f) in the ordinary course of business, arrange for and negotiate all contracts with third parties for the acquisition of surface rights and easements, and apply for all necessary government licenses, permits and approvals of work and projects to be carried out;

     (g) carry out all marketing services for the disposition of all oil, gas sulfur, minerals and natural gas liquids which may be produced from the Program Lands; and

     (h) at the request and expense of the Participant, maintain in force with a reputable insurance company the policies and amounts of insurance (naming the Participant or their nominees as the named insured) which the Corporation would prudently carry to protect itself against loss or destruction of any of the assets of the Program and liability to third parties for bodily injury, death and property damage with applicable deductible limits, and the Participant agrees that any further coverage it may require shall be its sole responsibility.

(2) Until the Participant shall have earned an interest in a Prospect, the clauses of the Operating Agreement shall apply, mutatis mutandis, to this agreement and to all Operations of the Corporation and the Participant carried out with respect to the Program Lands pursuant to this agreement. The term "Operator" in the Operating Agreement shall be deemed to refer to the Corporation and its agent Production Specialties and Company shall be deemed to refer to the Participant and shall be included as a non operating participant by through and under the Corporation as provided for under the terms of this agreement.

(3) All costs of work done or expenses incurred in relation to any Prospect will be charged in accordance with the provisions of the Accounting Procedure, to the extent the provisions of the procedure do not conflict with the provisions of this agreement.

(4) The Participant shall indemnify the Corporation from and against all liability, cost, risk and expense incurred or suffered by the Corporation attributable to each Participant's interest in any of the Program Lands, or attributable to any contract or agreement entered into by the Corporation on behalf of the Participant, provided that the indemnification shall not apply if the liability, cost, risk or expense arises from the negligence or willful misconduct of the Corporation.

(5) The Corporation shall indemnify the Participant from and against all liability, cost, risk and expense incurred or suffered by the Participant attributable to the Corporation's interest in any Program Lands.

(6) In connection with its duties under the Program, the Corporation shall be entitled to charge to and recover from the Participant, proportionate to the Participant's share of costs for a Prospect, all third party costs as are incurred for service furnished pursuant to this paragraph.

7.     Operating  Agreements

(1) Subject to the provisions of this agreement, all Operations to be conducted on the Program Lands from and after the date that the Corporation and the Participant earn or acquire an interest in the Prospect shall be conducted in accordance with the Operating Agreement and the Corporation and its duly authorized agent shall be designated as the initial operator under this agreement. The interests and obligations of the Corporation and the Participant for the purposes of the Operating Agreement will be in accordance with their respective Participating Interests.

(2) In the event of any conflict between the provisions of this agreement and the provisions of the Operating Agreement, then, as between the parties, this agreement shall govern.

(3) In the event that the Corporation and the Participant pursuant to this agreement, acquire or become entitled to acquire an interest in any Prospect which is subject to another accounting procedure and Operating Agreement ('Third Party Operating Agreement"), operations will be conducted in accordance with the Third Party Operating Agreement. In the event there is not an existing operating agreement relating to the Prospects, the Corporation is authorized to negotiate an operating agreement on the most favorable terms available to the parties. To the extent that Operations are governed by the provisions of a Third Party Operating Agreement, the parties acknowledge that as between the parties with respect to in any proposed abandonment's, surrenders, dispositions or independent operations, the time period for notices with respect to it shall be the time specified in the Third Party Operating Agreement as the time for giving notices and the time for replying to the notices shall be one-half of the time specified in the Third Party Operating Agreement, the intention being that the parties shall make their elections as between themselves in priority to communicating the elections to third parties.

(4) Notwithstanding paragraph 7(1) and (3), and casing point elections, independent operation elections and surrender or abandonment elections which may be required under the Operating Agreement or Third Party Operating Agreement shall be made by the Corporation without regard to the interests of the Participants, and the Participants shall be bound by the elections.

8.     Terminations

This agreement shall terminate at the end of the Program Period, save for the Accounting Procedure and paragraph 7 which shall continue to apply to the lands earned by the Participant under this agreement for the period set out in the Operation Procedure or Third Party Operating Agreement, as the case may be.

General

(1) This agreement shall be governed and interpreted in accordance with the laws of the State of California and shall, for all purposes, be deemed to have been made in the Province of British Columbia.

(2) The terms of this agreement express and constitute the entire agreement between the parties and no implied covenant or liability of any kind is created or shall arise by reason of these presents or anything in this agreement contained.

(3) Whether or not so stipulated, all notices, communications and statements which may be required or permitted under this agreement shall be in writing and may be served personally by leaving them with the party on whom they are to be served or by telexing or mailing them to the parties to whom they are addressed at the address given. If a notice is sent by registered mail, it shall be deemed validly served and to have been received by the addressee of this agreement on the third day following the mailing of it in Canada, provided that no notice shall be sent by mail during any period in which Canadian postal workers are on strike or if a strike is imminent and it may be anticipated to affect normal delivery of it. The addresses of the parties are as follows: The Corporation: care of 525-999 West Hastings Street, Vancouver, BC, V6C 2W2 and the Participant: of Via Nicola D'Auzzano #79,

Firenze, Italy. Any party to this Agreement may change its address by notice served as mentioned.

(4) Each party shall do further acts and execute and deliver all further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this agreement.

(5) Subject to the terms and conditions of this agreement, this agreement shall enure to the benefit and be binding on the parties and their respective successors.

(6) No party shall make any application for partition or take any similar proceedings relating to the Program Lands.

(7) Neither party may assign their interest without the express prior consent in writing of the other party.

(8) All schedules are incorporated by reference as fully as though contained I the body of this agreement provided that where any provisions of any schedule conflicts with any provisions of the agreement, the provisions of this agreement shall prevail.


IN WITNESS WHEREOF, the parties hereto have hereunto executed this Agreement effective as of the day and year first above written.


THE CORPORATE  SEAL OF OLYMPIC   )
RESOURCES (ARIZONA) LTD. WAS     )
HEREWITH AFFIXED IN THE          )     C/S
PRESENCE OF:                     )
_________________________________)
                                 )
/s/ Daryl Pollock                )
_________________________________)
                                 )


THE CORPORATE SEAL OF ELVIRA     )
STINGHI WAS HEREWITH             )
AFFIXED IN THE PRESENCE OF       )     C/S
                                 )
/s/ Elvira Stinghi               )
_________________________________)
                                 )
_________________________________)
                                 )